UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 12, 2006

S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-100717	81-0557245
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

1770 Promontory Circle,
Greeley, CO
(Address of principal	80634
executive offices)	(Zip code)
Registrant’s telephone number, including area code: (970) 506-8000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On December 12, 2006, agents from the U.S. Department of Homeland Security’s Immigration and Customs Enforcement (ICE) Division and other law enforcement agencies commenced on-site employee interviews of employees at six Swift & Company facilities in Cactus, Texas, Grand Island, Nebraska, Greeley, Colorado, Hyrum Utah, Marshalltown, Iowa and Worthington, Minnesota in connection with an ongoing investigation of the immigration status of an unspecified number of Swift domestic employees. No civil or criminal charges have been filed against Swift or any current employees.
Operations at the affected Swift facilities were suspended pending the completion of the interview process. On December 13, 2006, Swift resumed operations at all facilities, but at reduced output levels. Initial output levels are expected to be below normal levels over the short term. Swift anticipates no adverse long-term impacts on its operations and remains confident in its ability to serve customers.
The actions on December 12th are part of an ongoing investigation of Swift’s immigration hiring compliance by ICE and the U.S. Department of Justice. Swift has cooperated with the investigation, but had urged ICE to consider alternative actions that would achieve the government’s objectives while minimizing disruption to Swift’s operations, its employees and its local communities.
On November 28, 2006, Swift filed a complaint for declaratory and injunctive relief against ICE and Julie L. Myers, Assistant Secretary of Homeland Security for ICE, in the United States District Court for the Northern District of Texas (Amarillo Division). The complaint, filed under seal, was intended to prevent the injury to Swift’s business caused by a potential mass removal of alleged unauthorized workers by ICE officials at multiple Swift beef and pork facilities. Following a hearing on December 6, 2006, on December 7, 2006 the court denied Swift’s request for an injunction against the potential action by ICE and subsequently unsealed the proceedings on December 12.
Swift & Company intends to continue to cooperate fully with ICE officials regarding this matter. Copies of the press release issued by Swift regarding the above , the Complaint for Declaratory and Injunctive Relief filed with the court by Swift and the Order entered by the court denying Swift’s request for injunctive relief are attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 respectively, and incorporated herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 12, 2006.

99.2	Press release, dated December 13, 2006.

99.3	Complaint for Declaratory and Injunctive Relief in Swift & Company vs. Immigration and Customs Enforcement Division of the Department of Homeland Security and Julie L. Myers, Civil Action No. 2-06CV-314-J, filed on November 28, 2006, in the United States District Court for the Northern District of Texas (Amarillo Division).

99.4	Order entered in Swift & Company vs. Immigration and Customs Enforcement Division of the Department of Homeland Security and Julie L. Myers, Civil Action No. 2-06CV-314-J, entered on December 7, 2006, in the United States District Court for the Northern District of Texas (Amarillo Division).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.

	By:	/s/ Donald F. Wiseman

	Name:	Donald F. Wiseman
	Title:	Senior Vice President, General Counsel and Secretary
Date: December 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 12, 2006.

99.2	Press release, dated December 13, 2006.

99.3	Complaint for Declaratory and Injunctive Relief in Swift & Company vs. Immigration and Customs Enforcement Division of the Department of Homeland Security and Julie L. Myers, Civil Action No. 2-06CV-314-J, filed on November 28, 2006, in the United States District Court for the Northern District of Texas (Amarillo Division).

99.4	Order entered in Swift & Company vs. Immigration and Customs Enforcement Division of the Department of Homeland Security and Julie L. Myers, Civil Action No. 2-06CV-314-J, entered on December 7, 2006, in the United States District Court for the Northern District of Texas (Amarillo Division).